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                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of ERLY Industries Inc., dated July 25, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  July 24, 1997          THE POWELL GROUP

                              By:  /s/ Nanette N. Kelley
                                  ----------------------------
                              Name:  Nanette N. Kelley
                              Title:  President and Chief Executive Officer


Date:  July 24, 1997          FARMERS RICE MILLING COMPANY, INC.


                              By:  /s/ Nanette N. Kelley
                                  ----------------------------
                              Name:  Nanette N. Kelley
                              Title:  President and Chief Executive Officer



Date:  July 24, 1997          NANETTE N. KELLEY

                                 /s/ Nanette N. Kelley
                              ------------------------------------


Date:  July 24, 1997          FIRST GLOBAL SECURITIES, INC.


                              By: /s/ Noble B. Trenham
                                 ---------------------------------
                              Name:  Noble B. Trenham
                              Title:  Co-Chairman


Date:  July 24, 1997          NOBLE B. TRENHAM


                                 /s/ Noble B. Trenham
                              -------------------------------------